Exhibit 99.1

FELLAZO INC.

PRO FORMA BALANCE SHEET

	As of July 29, 2019	Pro Forma Adjustments		As Adjusted
ASSETS	(Audited)	(Unaudited)		(Unaudited)
Current Assets:
Cash	$751,267	$-		$751,267
Cash in trust account	50,000,000	7,500,000	(a)	57,500,000
		150,000	(b)
		(150,000	) (c)
Total Current Assets	50,751,267	7,500,000		58,251,267

TOTAL ASSETS	$50,751,267	$7,500,000		$58,251,267

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$40,030	$-		$40,030
Advances and loan from related parties	253,103	-		253,103
Total Current Liabilities	293,133	-		293,133

Other Liabilities
Deferred underwriter commission payable	1,500,000	225,000	(d)	1,725,000
Total Other Liabilities	1,500,000	225,000		1,725,000

Total Liabilities	1,793,133	225,000		2,018,133

Commitments
Ordinary shares subject to possible redemption, 4,395,813 shares, and 5,123,313 shares, respectively, at redemption value	43,958,133	7,275,000	(e)	51,233,133

Stockholders' Equity
Preferred share, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-		-
Ordinary share, $0.0001 par value; 100,000,000 shares authorized; 2,306,187 shares and 2,351,187 shares, respectively, issued and outstanding (excluding 4,395,813 shares and 5,123,313 shares, respectively, subject to possible redemption)	230	75	(a)	235
		2	(b)
		(73	) (e)
		1	(f)

Additional paid-in capital	5,012,090	7,499,925	(a)	5,012,085
		149,998	(b)
		(150,000	) (c)
		(225,000	) (d)
		(7,274,927	) (e)
		(75,000	) (f)
		74,999	(f)

Subscription receivable	(100)	-		(100)
Accumulated deficit	(12,219)	-		(12,219)
Total Stockholders’ Equity	5,000,001	-		5,000,001

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$50,751,267	$7,500,000		$58,251,267

FELLAZO INC

NOTES TO PRO FORMA BALANCE SHEET

(Unaudited)

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Fellazo Inc. (the “Company”) as of July 29, 2019, adjusted for the closing of the underwriters’ over-allotment option and additional sponsor’s private placement and related transactions which occurred on August 6, 2019, as described below.

On August 6, 2019, the Company consummated the closing of the sale of 750,000 additional units (the “Units”) at a price of $10.00 per Unit upon receiving notice of the underwriters’ election to exercise in full of their over-allotment option (“Overallotment Units”), generating additional gross proceeds of $7,500,000 and incurred additional offering costs of $375,000 in underwriting fees, which included $225,000 deferred underwriter commission. Each Unit consists of one ordinary share, one warrant to purchase one-half of one ordinary share at a price of $11.50 per whole share, and one right to receive one-tenth of one ordinary share upon the consummation of the Company's initial business combination. The net proceeds of $7,350,000 was deposited into the Company’s trust account (the “Trust Account”) on August 6, 2019.

Simultaneously with the exercise of the over-allotment option, the Company consummated the sale of an additional 15,000 units (the “Private Placement Units”) to its sponsor, generating a gross proceed of $150,000, which was deposited into the Trust Account on August 6, 2019.

On August 6, 2019, in connection with the full exercise of over-allotment option, the Company issued an additional 7,500 Ordinary Shares to a designee of Maxim as part of the underwriter compensation. The shares were valued at $10 per share. $75,000 non-cash charge was recorded as offering cost.

Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option and additional private placement are as follows:

		Dr.	Cr.
a,	Cash in trust account	7,500,000
	Ordinary share		75
	Additional paid-in capital		7,499,925
	To record sale of 750,000 Overallotment Units at 10.00 per Unit.

b,	Cash in trust account	150,000
	Ordinary share		2
	Additional paid-in capital		149,998
	To record sale of 15,000 Private Placement Units at $10.00 per Unit.

c,	Additional paid-in capital - offering cost	150,000
	Cash in trust account		150,000
	To record payment of 2% of cash underwriting fee on over-allotment option.

d,	Additional paid-in capital - offering cost	225,000
	Deferred underwriter commission payable		225,000
	To record the liability of 3% of underwriting fees on over-allotment option.

e,	Ordinary share	73
	Additional paid-in capital	7,274,927
	Ordinary shares subject to possible redemption		7,275,000
	To reclassify ordinary shares subject to possible redemption.

f,	Additional paid-in capital - offering cost	75,000
	Ordinary share		1
	Additional paid-in capital		74,999
	To record 7,500 ordinary shares as underwriter commission on over-allotment option at $10.00 per unit